UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed on August 13, 2018 with the U.S. Securities and Exchange Commission (the “SEC”), on August 9, 2018, Ocean Power Technologies, Inc. (the “Company”) received a written notice (the “Initial Notice”) from the Listing Qualifications department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Consistent with Nasdaq rules, the Company was provided a grace period of 180 days, through February 5, 2019, to regain compliance with the Minimum Bid Price Rule. On February 11, 2019, the Company received another written notice from the Listing Qualifications department of Nasdaq (the “Second Notice”) notifying the Company that it had not regained compliance with the Minimum Bid Price and that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the second quarter of Fiscal Year 2019 ended October 31, 2018 did not qualify the Company for an additional 180 calendar day extension period for compliance. Accordingly, unless the Company requested an appeal of this determination the Company’s securities would have been subject to suspension and commencement of delisting procedures on February 21, 2019. On February 19, 2019 the Company appealed the Second Notice to a Nasdaq Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series with the delisting procedures stayed by Nasdaq that same day pending a final written decision by the the Panel. Subsequently, on March 14, 2019, Nasdaq notified the Company that its stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the third quarter of Fiscal Year 2019 ended January 31, 2019 was below the minimum $2.5 million standard for continued listing of The Nasdaq Capital Market (the “Stockholders’ Equity Rule”) and that this additional deficiency would serve as a separate basis for delisting, pending the hearing discussed below.

The hearing took place on March 28, 2019, during which the Company presented its plan of compliance with regard to both deficiencies and requested that the Panel acknowledge the Company’s subsequent compliance with the Minimum Bid Price Rule and grant the Company a conditional listing through April 30, 2019 to cure the Stockholders’ Equity Rule. On April 4, 2019, the Company received a written notice from the Panel that the Minimum Bid Price deficiency had been cured and that an extension through April 30, 2019 had been granted to demonstrate compliance with the Stockholders’ Equity Rule subject to, on or prior to such date, (i) completing a compliance plan as described within the Panel’s decision letter, (ii) issuing public disclosure that it has over $2.5 million in stockholders’ equity, and (iii) demonstrating to the satisfaction of the Panel that it can maintain compliance over the coming year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2019

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
Chief Executive Officer